Exhibit 32

Certification of Metro Bancorp, Inc. pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Metro Bancorp, Inc. (the Company) does hereby certify with respect to the Quarterly Report of the company on Form 10-Q for the period ended March 31, 2010 (the Report), that:

•	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and

•	The information contained in the Report fairly represents, in all material respects, the Company’s financial condition and results of operations.

/s/ Gary L. Nalbandian
Gary L. Nalbandian, Chief Executive Officer

/s/ Mark A. Zody
Mark A. Zody, Chief Financial Officer

Dated:   May 10, 2010

The foregoing certification is being furnished solely pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.